EXHIBIT 32.1

June 16, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Lazard Group Finance LLC (the “Registrant”) hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Steven J. Golub
Steven J. Golub President (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.